THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 P R O X Y
                  FOR SPECIAL MEETING OF SHAREHOLDERS OF
                         FIRSTIER FINANCIAL, INC.
                            * * * * * * * * * *


KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of FirsTier Financial, Inc. ("FIRSTIER") do hereby nominate,
constitute and appoint                  ,                    or
                , and each or any one of them (with full power to act alone) my proxy ("Proxy") and true and lawful attorney(s) in fact with full power of substitution, for me and in my name, place and stead to vote all shares of FIRSTIER Common Stock, par value $5.00 per share ("FIRSTIER Common Stock") standing in my name, on
its books at the close of business on                 at the
special meeting of its shareholders to be held at
           , Omaha, Nebraska on             , 1994 at   :    .m.,
local time, or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Proposal to approve and adopt an Agreement and Plan of Merger dated April 19, 1993, as amended, by and between FIRSTIER and Banc One Beta Corporation ("Banc One Beta") and joined in by BANC ONE CORPORATION ("BANC ONE") and providing for the merger of FIRSTIER with and into Banc One Beta, a subsidiary of BANC ONE, pursuant to which each share of FIRSTIER Common Stock would be converted into shares of BANC ONE Common Stock without par value ("BANC ONE Common Stock") at a rate of 1.25 shares of BANC ONE Common Stock for each share of FIRSTIER Common Stock.


          FOR                 AGAINST                 ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors knows of no other business to be brought before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1
AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES WITH REGARD TO
PROPOSAL 2.

THIS PROXY MAY BE REVOKED BY A SUBSEQUENTLY DATED PROXY CARD OR
WRITTEN NOTICE TO THE BOARD OF DIRECTORS OR PERSONAL BALLOT AT THE
MEETING.

     Please sign exactly as name appears on FIRSTIER records. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                  Dated:


Signature                               Signature if held jointly



(Please print name)                     (Please print name)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE